Registration No. 333-87549
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                         NATIONAL PENN BANCSHARES, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

                  Pennsylvania                             23-2215075
        ---------------------------------              -------------------
          (State or other jurisdiction of               (I.R.S. Employer
         incorporation or organization)                Identification No.)


                        Philadelphia and Reading Avenues
                          Boyertown, Pennsylvania 19512
                                  610-369-6128
          -------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Wayne R. Weidner
                               Chairman, President
                           and Chief Executive Officer
                         National Penn Bancshares, Inc.
                        Philadelphia and Reading Avenues
                          Boyertown, Pennsylvania 19512
                                  610-369-6128
                -------------------------------------------------
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                                  -------------

                                   Copies to:

                         H. Anderson Ellsworth, Esquire
                             Jay W. Waldman, Esquire
                   Ellsworth, Carlton, Mixell & Waldman, P.C.
                            1105 Berkshire Boulevard
                                    Suite 320
                              Wyomissing, PA 19610
                                 (610) 374-1135




         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

Prospectus
                         NATIONAL PENN BANCSHARES, INC.
                            [GRAPHIC OMITTED - LOGO]

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

      National Penn Bancshares, Inc. is offering shares of its common stock for sale to National Penn shareholders under its Dividend Reinvestment and Stock Purchase Plan. Under the Plan, you have the opportunity to use your cash dividends on some or all of your shares of National Penn common stock, as well as optional cash payments, to purchase additional shares of National Penn common stock.

      National Penn is offering a total of 2,000,000 shares under the Plan. Of these shares, 1,110,037 have been sold before the date of this prospectus. This prospectus relates to the remaining 889,963 shares.

      We may sell you shares directly or shares bought from others by the Administrator for Plan accounts. We may use a combination of these methods.

      If we sell you shares directly, the purchase price will be their fair market value. We will receive all of the proceeds of these sales. If we sell you shares bought from others by the Administrator, the purchase price will be their actual cost (excluding trading expense which we will pay). We will not receive any of the proceeds of these sales. See Question 13.

      National Penn common stock is traded on the National Market tier of The Nasdaq Stock Market under the symbol "NPBC". On May 13, 2002, the closing sale price of National Penn common stock was $25.82 per share.

      You should retain this prospectus for future reference.


                      ------------------------------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE SHARES OFFERED HEREBY OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

                      ------------------------------------

                                  May 17, 2002

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Summary........................................................................1
Dividend Reinvestment and Stock Purchase Plan..................................2
      Purpose..................................................................2
      Advantages...............................................................2
      Administration...........................................................2
      Participation............................................................3
      Records..................................................................5
      Fees.....................................................................6
      Purchases................................................................6
      Dividends on Fractional Shares...........................................8
      Issuance of Shares.......................................................8
      Transfer or Gift of Shares...............................................9
      Sale of Shares...........................................................9
      Withdrawal or Termination...............................................10
      Custody Service.........................................................11
      Plan Amendment or Termination...........................................12
      Federal Income Tax Consequences.........................................12
      Other Information.......................................................13
Use of Proceeds...............................................................14
Experts.......................................................................14
Legal Matters.................................................................15
Where You Can Find More Information...........................................15
Indemnification of Directors, Officers and Others For Securities
  Act Liabilities.............................................................16


                      HOW TO OBTAIN ADDITIONAL INFORMATION

      THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT NATIONAL PENN THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. YOU CAN OBTAIN FREE COPIES OF THIS INFORMATION BY WRITING OR CALLING:

           Sandra L. Spayd
           Secretary
           National Penn Bancshares, Inc.
           Philadelphia and Reading Avenues
           Boyertown, Pennsylvania  19512
           Telephone:  (610) 369-6202
           E-Mail:  slspayd@natpennbank.com


                      ------------------------------------

      THE SHARES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. INVESTMENT IN THESE SHARES, AS WITH ANY INVESTMENT IN COMMON STOCK, INVOLVES INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

                                     SUMMARY
--------------------------------------------------------------------------------


      National Penn is a registered bank holding company incorporated in Pennsylvania. Our corporate office is located at Philadelphia and Reading Avenues, Boyertown, Pennsylvania 19512, and our telephone number is (610) 369-6128.

      National Penn adopted its original Dividend Reinvestment Plan in 1982 to offer its shareholders an opportunity to purchase additional shares of National Penn common stock automatically through the reinvestment of cash dividends. From time to time, we have authorized increases in the number of shares available under the Plan to meet the demands of our shareholders and we have changed the Plan. This prospectus describes our Dividend Reinvestment Plan in effect today.

      If you own National Penn common stock, directly or indirectly, you are eligible to enroll in the Plan. You may make purchases under the Plan with your cash dividends on some or all of your shares of National Penn common stock, and through the Plan's optional cash payment feature.

      You may enroll in the Plan:

      o     By completing an Authorization Form and returning it to:

            Mellon Bank, N.A.
            c/o Mellon Investor Services
            P.O. Box 3339
            South Hackensack, New Jersey 07606-1939.

      o Online via Investor ServiceDirect(R). Please see Question 3 below for information on how to access Investor ServiceDirect.

      If you enroll in the Plan, the Administrator will use the cash dividends on the shares you designate, as well as any optional cash payments you make, to purchase additional shares of National Penn common stock. Historically, we pay cash dividends on a quarterly basis. If we do not pay a cash dividend, there will be no investment under the Plan, unless you purchase shares through the Plan's optional cash payment feature. Optional cash payment purchases may be made monthly.

      Under the Plan, we may sell you original issue shares, shares that we have reacquired and hold as treasury shares, or shares bought by the Administrator in the open market or in privately negotiated transactions. We may use a combination of these methods.

      If we sell you original issue or treasury shares, the purchase price for each share will be the closing sale price of a share of National Penn common stock on the date your shares are purchased. If we sell you shares purchased in the open market or in privately negotiated transactions, the purchase price will be the actual cost of the shares (excluding trading expense which we will pay).

      If you do not choose to enroll in the Plan, National Penn will continue to send you cash dividends by check, or by automatic deposit to a bank account you designate, as and when declared.

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
--------------------------------------------------------------------------------


      The following is a question and answer statement of the provisions of National Penn's Dividend Reinvestment and Stock Purchase Plan.

Purpose

1.    What is the purpose of the Plan?

      The Plan gives owners of National Penn common stock the opportunity to:

      o Automatically reinvest the cash dividends on some or all of their shares of National Penn common stock in additional shares of National Penn common stock.

      o Purchase shares of National Penn common stock through the Plan's optional cash payment feature.

Advantages

2.     What are the advantages of the Plan?

      If you participate in the Plan, you will purchase shares of National Penn common stock with the cash dividends on some or all of your National Penn common stock. Along with automatic dividend reinvestment, the Plan also affords you an easy way to purchase additional shares of National Penn common stock, up to specified limits, with optional cash payments. See Question 16.

      There is no fee for enrolling in or reinvesting dividends through the Plan. However, there are fees associated with some of the Plan's services. See Question 12 for a more detailed discussion of fees associated with the Plan.

      The Administrator holds, for safekeeping, all shares of National Penn common stock in Plan accounts, free of charge. You may also deposit with the Administrator, for safekeeping, stock certificates for shares registered in your name. See Question 26.

Administration

3.    Who administers the Plan?

      National Penn has appointed Mellon Bank, N.A. as Administrator. The Administrator acts as agent for Plan participants. Mellon Bank has designated its affiliate, Mellon Investor Services and other agents to perform certain services for the Plan. We may choose a new Administrator at any time.

      If you wish to contact the Administrator, you can do so through the following:

                                    Telephone
                                    ---------

       You can telephone shareholder customer service toll-free at:

                                 1-800-720-0181

                 1-800-231-5469 (for the hearing impaired) (TDD)

               1-201-329-8660 (international telephone inquiries)

      An automated voice response system is available 24 hours a day, 7 days a week. Customer service representatives are available from 9:00 a.m. to 7:00 p.m., Eastern Standard Time, Monday through Friday (except holidays).

                                   In Writing
                                   ----------

       You can write to the Administrator at the following address:

              Mellon Bank, N.A.
              c/o Mellon Investor Services
              P.O. Box 3338
              South Hackensack, New Jersey 07606-1938

                                    Internet
                                    --------

      You can obtain information about your National Penn account online via Investor ServiceDirect. To gain access, you will need a password which you may establish when you visit the website. If you have forgotten your password, call 1-877-978-7778 to have it reset.

      To access Investor ServiceDirect, please visit the Mellon Investor Services website at:

                             www.melloninvestor.com

4.    What are the duties of the Administrator?

      The Administrator and its agents perform various administrative duties relating to the Plan. These include:

      o     Holding shares of National Penn common stock for Plan accounts.

      o     Receiving cash dividend payments for participants.

      o     Receiving optional cash payments from participants.

      o     Investing those amounts in shares of National Penn common stock.

      o     Maintaining continuing records of each participant's account.

      o     Sending statements of account and other notices to participants.

      o Advising participants as to all transactions in, and the status of, their accounts.

Participation

5.    Who is eligible to participate?

      If you own National Penn common stock, you are eligible to participate in the Plan. You may hold the shares:

      o     In certificate form.

      o     In an account established under the Plan.

      o     Through another record holder holding them on your behalf.

      o     In a combination of certificate form and a Plan account.

      National Penn shareholders may choose to reinvest their cash dividends on all or only a portion of their National Penn shares through the Plan. See Question 10.

6.    How do I enroll in the Plan?

      If you hold shares registered in your name, you may enroll in the Plan by completing, signing and returning an Authorization Form to the Administrator. The Administrator will send you an Authorization Form upon request. You may also enroll in the Plan online via Investor ServiceDirect. See Question 3 for information on how to access Investor ServiceDirect.

      If you do not hold shares registered in your name but instead hold them through a broker, bank or other nominee, you must either become a registered shareholder by having shares transferred into your name or arrange with the record holder to participate in the Plan on your behalf. If you choose the latter, you will not have an account administered by the Administrator; instead, you must deal with and through the record holder.

7.    When may I enroll in the Plan?

      If you own National Penn common stock, you may enroll in the Plan at any time. See Question 5.

8.    When do I begin participating in the Plan?

      Your participation in the Plan will begin when the Administrator receives your completed Authorization Form or completed online enrollment, or after completion of other arrangements by a record holder satisfactory to National Penn and the Administrator.

      Historically, National Penn has paid cash dividends on February 17, May 17, August 17 and November 17. The record dates for these dividends have been the last business days of January, April, July and October; i.e., about 2 1/2 weeks before the dividend payment date.

      Once you are enrolled in the Plan, the Administrator will begin reinvesting your cash dividends in shares of National Penn common stock on the next date we pay dividends, if you joined the Plan before the record date for that dividend. If not, the Administrator will begin reinvesting your cash dividends the next time we pay dividends.

      The Administrator invests optional cash payments in shares of National Penn common stock on the 17th day of each month (whether or not it is a month in which dividends are paid). The Administrator must receive your payment at least two business days before the 17th day. If the Administrator does not receive your optional cash payment at least two business days before the 17th day, the Administrator will invest the optional cash payment on the 17th day of the following month. See Question 15.

      When you enroll in the Plan, you can send in an optional cash payment along with your Authorization Form, if you wish. See Question 15.

      THERE CAN BE NO ASSURANCE AS TO THE DECLARATION OR PAYMENT OF DIVIDENDS, AND NOTHING CONTAINED IN THE PLAN OBLIGATES NATIONAL PENN TO DECLARE OR PAY ANY DIVIDENDS. THE PLAN DOES NOT REPRESENT A CHANGE IN NATIONAL PENN'S DIVIDEND POLICY OR A GUARANTEE OF FUTURE DIVIDENDS, WHICH WILL CONTINUE TO BE

DETERMINED BY THE BOARD OF DIRECTORS BASED UPON NATIONAL PENN'S EARNINGS, FINANCIAL CONDITION AND OTHER FACTORS.

9.    What does the Authorization Form or online enrollment process provide?

      By signing and returning the Authorization Form to the Administrator or enrolling online in the Plan, you will:

      o Except to the extent you have excluded a whole number of shares from dividend reinvestment:

            o Direct National Penn to pay to the Administrator the cash dividends on all shares of National Penn common stock registered in your name for reinvestment in additional shares of National Penn common stock.

            o Authorize the Administrator to reinvest cash dividends on all shares credited to your Plan account in additional shares of National Penn common stock.

      o Authorize the Administrator to invest any optional cash payments, whether sent in by mail or debited directly from your bank account, in additional shares of National Penn common stock.

10.   Is partial participation possible under the Plan?

      Yes. If you elect to participate in the Plan, you may participate with respect to some or all of the shares of National Penn common stock registered in your name or held in your Plan account.

      When you complete your Authorization Form or enroll online in the Plan, you can indicate how many whole shares of your National Penn common stock, if any, that you wish to exclude from enrollment in the Plan. You may change this election at any time by notifying the Administrator. To apply to a particular dividend, such a notification must be received by the Administrator prior to the record date for that dividend.

      We will continue to pay to you, by check or by automatic deposit to a bank account you designate, the dividends on any shares you exclude from the Plan. To begin direct deposit of dividends NOT reinvested (i.e., dividends on shares you exclude from the Plan), contact shareholder customer service at 1-800-720-0181 and request an "Authorization for Direct Deposit of Dividends" form.

Records

11.   What reports will you send me?

      As soon as possible after each transaction under the Plan, the Administrator will send you a statement of your Plan account. This statement will show the following information pertaining to shares held in your Plan account:

      o     The cash dividends paid.

      o     Any optional cash payments you made.

      o     The number of shares of National Penn common stock purchased.

      o The number of shares of National Penn common stock you elected to sell, if any.

      o     The price per share.

      o     Any service charges charged to your account.

      o     The total shares held in your account.

      The statement will also indicate the number of shares registered in your name.

      You may also view your account information online via Investor ServiceDirect. See Question 3 for information on how to access Investor ServiceDirect.

      We recommend that you keep your Plan account statements because they will contain information important for income tax purposes. See Question 28. If you request this information later, we or the Administrator may charge you a service fee for providing it.

      If you are not a registered shareholder but are a Plan participant through arrangements made for you by a record holder, you should contact the record holder for information on your account.

      In addition, the Administrator will send you National Penn's annual reports to shareholders, proxy materials, and any other correspondence we send to our shareholders. The Administrator will also send you any supplements to or updates of this prospectus.

Fees

12.   Must I pay any fees or expenses under the Plan?

      There is no fee for enrolling in or reinvesting dividends through the Plan. However, there are fees associated with some of the Plan's services, such as per-transaction fees for certain optional cash purchases, sales of plan-held shares, and other services. Plan service fees are subject to change. We will notify Plan participants if there are any service fee changes.

Purchases

13.   How are purchases made, and at what price?

      On each date that National Penn pays cash dividends (usually the 17th of February, May, August and November), National Penn will pay to the Administrator the total amount of dividends payable on all shares of National Penn common stock enrolled in the Plan, including shares held in Plan accounts. The Administrator will use this cash, along with any optional cash payments (net of any service charges) received by the Administrator at least two business days prior to the dividend payment date, to buy shares of National Penn common stock for the accounts of Plan participants.

      In the case of optional cash payments received by the Administrator later than two business days prior to the dividend payment date, or later than two business days prior to the 17th day of the month (if a month in which a dividend is not being paid), the Administrator will buy shares of National Penn common stock for the accounts of Plan participants on the 17th day of the next succeeding month.

      National Penn decides whether the Administrator will buy shares of National Penn common stock from National Penn, from others, or in a combination of these methods. We decide this each time shares are purchased for your Plan account.

      If the Administrator buys shares of National Penn common stock from us, the price of the shares will be their "fair market value."

      "Fair market value" equals the closing sale price of a share of National Penn common stock on the date your shares are purchased, as reported on the National Market tier of The Nasdaq Stock Market. If there are no sales of National Penn common stock reported by Nasdaq on this date, then the date for "fair market value" purposes is the last preceding date on which National Penn common shares were traded on Nasdaq.

      If we pay a cash dividend on a Saturday, Sunday or holiday, we will determine "fair market value" as if we had paid the dividend on the preceding Friday or business day, as the case may be. In the case of optional cash payments, if the 17th day of a month falls on a Saturday, Sunday or holiday, we will determine "fair market value" as if the 17th day fell on the preceding Friday or business day, as the case may be.

      If the Administrator buys shares of National Penn common stock in the open market or in privately negotiated transactions, the price of the shares will be the cost (excluding trading expense, which we will pay) paid by the Administrator in buying the stock. See Question 12. The Administrator may begin making purchases four business days before the 17th of the month, and will finish them as soon as possible but not later than 30 days after that date. We do not have any power to direct the time or price at which the Administrator buys shares or to select the broker or dealer through or from whom purchases are made.

      If the Administrator buys shares in the open market or in privately negotiated transactions, it will not allocate any shares to participants' accounts until it has acquired sufficient shares from us and/or others to cover the monthly purchases for all Plan participants. In that case, the purchase price to all Plan participants will be based on the weighted averages of the prices paid for the shares acquired from us and/or others.

14.   How many shares will be purchased for me?

      The Administrator will purchase for each Plan account the number of full and fractional shares of National Penn common stock that equals the cash amount being invested in that account, both from dividend reinvestment and from optional cash payments (if any), divided by the applicable purchase price.

15.   Can I make optional cash payments to buy additional shares?

      Yes. Plan participants are eligible to make optional cash payments, within the limits described in Question 16 below, on a monthly basis. The Administrator will apply these optional cash payments toward the purchase of National Penn common stock for the account of the Plan participant.

      You will receive an optional cash payment form attached to each statement of account you receive. To make an optional cash payment, tear off the form from your account statement, fill it out, and include your check or money order, made payable to Mellon Bank, N.A., in the desired amount. Mail the properly completed check or money order and form to the Administrator at the address set forth in Question 3. Please include your Plan account number on any check or money order, and in any other correspondence relating to the Plan. Do not send cash. Service charges may be imposed on optional cash purchases made by check or money order.

      The Administrator must receive an optional cash payment at least two business days before the 17th day of the month. Otherwise, the Administrator will invest the optional cash payment on the 17th day of the following month. No interest will be paid on any optional cash payments held pending investment. Therefore, Plan participants are encouraged to send their optional cash payments so that they arrive at the Administrator as close to, but no later than, two business days before the 17th day of the month. In the unlikely event that, due to unusual market conditions, the Administrator is unable to invest the funds within 35 days, the Administrator will return the funds to you by check.

      If you wish, you can send an optional cash payment with your Authorization Form when you enroll in the Plan. Simply complete the "Optional Cash Payment" section of the Authorization Form and include your check or money order, made payable to Mellon Bank, N.A., in the desired amount.

      You can also authorize automatic deductions from your bank account. You can arrange for automatic deductions by mailing in a properly completed Authorization Form (which you may request from the Administrator), or online through Investor ServiceDirect. This feature enables you to make an individual investment, or to make ongoing monthly investments, without having to write a check. If you elect to make ongoing monthly investments, you may change or terminate this election by either writing to the Administrator at the address set forth in Question 3, or online via Investor ServiceDirect. This change or termination must be received by the Administrator at least three business days before the next scheduled investment date in order to apply to that date. See Question 3 for information on how to access Investor ServiceDirect.

      If any check is returned to the Administrator for insufficient funds or for any other reason, or if any automatic debit is rejected, the Administrator will consider the optional cash payment request null and void, and will immediately remove from the participant's account any shares that were purchased based on that check or debit. The Administrator will also be entitled to sell these shares to satisfy any uncollected amounts, including any service charge for the returned or rejected item. If the net proceeds of the sale of these shares are insufficient to satisfy these uncollected amounts, the Administrator can sell additional shares from the participant's account to satisfy the uncollected balance.

16.   What are the limitations on making optional cash payments?

      Optional cash payments must be at least $100.00 per investment, and may not exceed $2,000.00 per month. You do not have to send the same amount each time, and there is no obligation to make an optional cash payment in any month.

      We reserve the right to refuse cash payments if we believe a Plan participant is attempting to circumvent this limitation or abuse the Plan in any way. See Question 23.

Dividends on Fractional Shares

17.   Will you credit me with dividends on fractional shares?

      Yes. We will credit dividends on fractional shares to your Plan account. This will be shown on your account statements.

Issuance of Shares

18. Will National Penn issue stock certificates for shares purchased under the Plan?

      Initially, we will not issue stock certificates for shares of National Penn common stock purchased for Plan accounts. Instead, the shares will be registered in the Administrator's name or in the name of its nominee. This procedure protects against loss, theft or destruction of stock certificates.

      If you request the Administrator to have a stock certificate issued for shares credited to your Plan account, the Administrator will do so. You may request a stock certificate for all or a lesser number of the full shares in the account. Your account statements will contain a form that you can use to do this. Also, you may request stock certificates over the phone by calling 1-800-720-0181, or online via Investor ServiceDirect. See Question 3 for information on how to access Investor ServiceDirect.

      Generally, we will issue the stock certificate within two business days after the Administrator's receipt of your request. Any full and fractional shares remaining in the account will continue to be held in the account. We will not issue a stock certificate for fractional shares.

      If you are not a registered shareholder but are a Plan participant through arrangements made for you by a record holder, you should contact the record holder to obtain a stock certificate for shares purchased on your behalf.

Transfer or Gift of Shares

19.   May I transfer shares or make a gift of shares held in the Plan?

      Yes. You may transfer ownership of all or part of the shares held in your Plan account, as a gift, private sale or otherwise. The transfer must be in compliance with any applicable laws.

      To transfer shares, you must deliver to the Administrator your written instructions, together with any other signed documents the Administrator may require, with "signature guaranteed." A commercial bank, trust company, securities broker-dealer, credit union or savings and loan association that is a member of the Medallion Signature Guarantee Program or other eligible guarantor institution may guarantee signatures. Verification by a Notary Public is not acceptable. You must also pay any taxes that apply to the transfer.

      If you wish to transfer any shares, you should contact the Administrator at 1-800-720-0181 for specific requirements and instructions.

      Generally, the Administrator will transfer the shares, by issuance of a stock certificate, within two weeks after receipt of the written request and any other required documents. If you request, the Administrator will make the transfer by crediting the transferred shares to the Plan account of the other person.

      After the transfer or gift is completed, upon your request, the Administrator will send you a non- negotiable transfer or gift announcement, which you can deliver to the recipient. A notice indicating the transfer of National Penn common stock will also be forwarded to the recipient.

      If you are not a registered shareholder but are a Plan participant through arrangements made for you by a record holder, you should contact the record holder to transfer any shares purchased on your behalf.

Sale of Shares

20.   May I sell shares held in the Plan?

      Yes. If you wish to sell all or part of the shares held in your Plan account, you may do so:

      o By mailing written instructions to the Administrator; your account statements will contain a form that you can use to do this.

      o     Over the telephone by calling 1-800-720-0181.

      o Online via Investor ServiceDirect. See Question 3 for information on how to access Investor ServiceDirect.

      Your sale request will be processed and your shares will, subject to market conditions and other factors, generally be sold within 24 hours of receipt of your request. Please note that the Administrator cannot and does not guarantee the actual sale date or price, nor can it stop or cancel any outstanding sales or issuance requests. All requests are final.

      The Administrator may sell your shares any way that it finds reasonable and appropriate. The Administrator may:

      o     Aggregate shares to be sold on behalf of various Plan participants.

      o Sell the shares through a broker of its choosing, including one affiliated with it.

      o Sell the shares in a negotiated transaction without a broker, including a sale to National Penn.

      o     Purchase any of the shares on behalf of other Plan participants.

      In any sale to National Penn or purchase by the Administrator on behalf of Plan accounts of shares being sold on behalf of Plan participants, the purchase price will be the "fair market value" of the shares on the date of the sale. See Question 13.

      After a sale of your shares, the Administrator will mail you a check for the proceeds of the sale, after deduction of any service charges, and a statement of your account reflecting the transaction. Settlement date will be three business days after your shares have been sold.

      Alternatively, you may choose to sell your shares through a broker of your choice, in which case you would have to request a share certificate from the Administrator prior to such sale. See Question 18 for instructions on how to obtain a share certificate.

      If you are not a registered shareholder but are a Plan participant through arrangements made for you by a record holder, you should contact the record holder to sell any shares purchased on your behalf.

      21.   May I sell through the Plan shares held outside of the Plan?

      No. You may not sell shares through the Plan that you hold outside of the Plan. If you deposit with the Administrator shares registered in your name to be held in your Plan account, then you may sell them the same as you may sell any other shares in your Plan account.

Withdrawal or Termination

      22.   How do I withdraw from, and terminate participation in, the Plan?

      You may withdraw from the Plan at any time by mailing written notice of withdrawal to the Administrator. Your account statements will contain a form that you can use to do this. You can also do this over the telephone by calling 1-800-720-0181, or online via Investor ServiceDirect. See Question 3 for information on how to access Investor ServiceDirect.

      Upon your withdrawal, the Administrator will terminate your account and mail you a stock certificate for the full shares in the account, unless you have requested the transfer or sale of the shares by the Administrator. See Questions 19 and 20. In any termination, the Administrator will sell in the open market any fractional share held in your account, and pay you the amount received after deducting any expenses incurred.

      Notification to withdraw from and terminate participation in the Plan must be received by the Administrator prior to the next dividend record date; otherwise, the next dividend payable to you will be reinvested under the Plan, and your withdrawal from the Plan will be effective thereafter. After your withdrawal, we will pay you directly any cash dividends corresponding to a record date after the date of your withdrawal.

      If you are not a registered shareholder but are a Plan participant through arrangements made for you by a record holder, you should contact the record holder to withdraw from the Plan.

23.   Can you terminate my participation in the Plan?

      Yes. We reserve the right to terminate any person's participation at any time for any reason. This may be to minimize administrative expense, prevent or stop misuse of the Plan, or for other reasons.

      Upon any termination, the Administrator will mail the former Plan participant a stock certificate for the full shares in the account, together with a check for any fractional share. The fractional share will be valued as described in Question 22.

24.   What happens if I sell or transfer all shares registered in my name?

      If you sell or transfer all shares of National Penn common stock registered in your name and held outside the Plan, the Administrator will continue to reinvest the dividends on all shares held in your Plan account that are enrolled in the Plan.

25.   Can I re-enter the Plan after withdrawing from it?

      Yes. You may enroll in the Plan again at any time by submitting to the Administrator a new Authorization Form or enrolling in the Plan online via Investor ServiceDirect, provided you are still a National Penn shareholder. See Question 3 for information on how to access Investor ServiceDirect. Your re-entry will be effective as discussed in Question 8.

Custody Service

26.   May I send my stock certificates to the Administrator for safekeeping?

      Yes. You may deposit with the Administrator, for safekeeping, stock certificates for shares of National Penn common stock registered in your name.

      If you wish to do this, you should complete the appropriate box on the Authorization Form and return it to the Administrator, together with the stock certificates. Do not endorse the stock certificates. Because you bear the risk of loss in sending the stock certificates to the Administrator, you should send them by registered mail, return receipt requested, and properly insured for 2 percent of market value.

      Upon receipt, the Administrator will hold the shares in your Plan account. They will be re- registered in the Administrator's name or in the name of its nominee.

Plan Amendment or Termination

27.   May National Penn amend or terminate the Plan?

      Yes. While we currently intend to continue the Plan indefinitely, we reserve the right to amend the Plan, including fees associated with the Plan, or terminate the Plan, at any time. We will give written notice of any amendment or termination to each Plan participant at the address which appears on the Administrator's records.

Federal Income Tax Consequences

28.   What are the federal income tax consequences of participation in the Plan?

      When the Administrator buys shares with reinvested dividends for Plan accounts directly from National Penn, each participant is deemed, for federal income tax purposes, to receive a dividend equal to the fair market value of the shares purchased for that participant's account.

      The "fair market value" of a share, for federal income tax purposes, is the average of the highest and lowest sale prices of National Penn common stock, as reported on The Nasdaq Stock Market, on the date of sale. If there are no other sales of National Penn common stock on the date of sale, "fair market value" is the weighted average of the means between the highest and lowest sale prices on the nearest date before and the nearest date after the date we pay the dividend.

      The "fair market value" of a share, for federal income tax purposes, is not necessarily equal to the "fair market value" at which Plan accounts buy shares under the Plan, as discussed in question number 13.

      When the Administrator buys shares with reinvested dividends for Plan accounts in the open market or in privately negotiated transactions, each participant is deemed, for federal income tax purposes, to receive a dividend equal to the total amount of cash used to purchase shares on that participant's behalf, including any trading expense paid by National Penn.

      When the Administrator buys shares with optional cash payments for Plan accounts in the open market or in privately negotiated transactions, National Penn will pay the trading expense. See Questions 12 and 13. Any such expenses paid by National Penn will be deemed a distribution by National Penn to the participant, taxable as a dividend.

29.   When and how are gains and losses determined?

      You will realize a gain or loss whenever you sell shares purchased under the Plan and whenever you receive a cash payment for a fractional share credited to your account. The amount of gain or loss will be the difference between the amount you receive for your full or fractional shares and your tax basis for the shares. The tax basis of a share acquired directly from National Penn will equal its "fair market value", as defined for federal income tax purposes, on the date we pay the dividend or the date the Administrator buys shares with optional cash payments. The tax basis of a share acquired in the open market or in privately negotiated transactions will equal its purchase price plus any trading expense paid by National Penn.

30.   When does the holding period begin?

      When the Administrator buys shares of National Penn common stock only from National Penn, the holding period for shares acquired will begin on the next day after the day we pay the dividend or on the next day after the day the Administrator buys shares with optional cash payments.

      When the Administrator buys any shares in the open market or in privately negotiated transactions, the holding period for the shares acquired will begin on the next day after the day when the Administrator allocates shares to participants' accounts.

      THE FOREGOING SUMMARIZES THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND DOES NOT INCLUDE A DISCUSSION OF STATE OR LOCAL TAX CONSEQUENCES OF THE PLAN. IT DOES NOT ADDRESS THE PARTICULAR CIRCUMSTANCES OF INDIVIDUAL PARTICIPANTS. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR FURTHER INFORMATION ON THE FEDERAL, STATE AND LOCAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN.

Other Information

31. How is a rights offering, stock dividend, or stock split handled under the Plan?

      If National Penn offers shares of National Penn common stock through a rights offering, your participation will be based upon both shares registered in your name and shares held in your Plan account. The Administrator will forward the rights to Plan participants for their disposition.

      Likewise, if National Penn declares any stock dividend or stock split, the stock dividend or stock split will be paid with respect to shares held in your Plan account as well as shares registered in your name.

32.   How will my shares in the Plan be voted?

      You will have the power to vote the shares held in your Plan account. We will send you a proxy statement and a proxy card for any annual or special meeting of shareholders. If you are a registered shareholder, the proxy card will cover both those shares registered in your name and those held in your Plan account. If you are not a registered shareholder, the proxy card will be limited to those shares held in your Plan account.

33.    Must I notify the Administrator if I change my address?

       Yes. The Administrator will mail your statements of account and any notices to you at your most recent address on its records. Mailing of notices to this address will satisfy any obligation we have to give you notice. Accordingly, you should promptly notify the Administrator of any change in your address.

34.   Can I pledge my shares in the Plan as collateral for a loan?

      No. You may not pledge shares credited to your Plan account as collateral for a loan or other obligation. If you wish to pledge your shares, you must first request and obtain a stock certificate for the shares issued in your name. See Question 18.


35. What are the responsibilities of National Penn and the Administrator to me?

      National Penn and the Administrator are not liable to you for any act performed in good faith or for any good faith failure to act. This includes any claim of liability:

      o Arising out of failure to terminate a participant's account upon the participant's death or judicially determined incapacity before receipt of written notice of death or incapacity.

      o With respect to the prices at which shares of National Penn common stock are bought or sold, the times the shares are bought or sold, and the parties from whom the shares are bought or to whom the shares are sold.

36.   Who bears the risk of market price fluctuations in the shares in the Plan?

      You do. Your investment in shares of National Penn common stock under the Plan will be no different from an investment in directly-held shares. You will bear the risk of loss and may realize the benefits of gain from market price changes with respect to all National Penn shares held by you in the Plan or otherwise. THE SHARES ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.


                                 USE OF PROCEEDS
--------------------------------------------------------------------------------


      To the extent that we sell original issue or treasury shares under the Plan, and not shares purchased from others, we will receive the proceeds. We do not know the number of shares that we will ultimately sell under the Plan, the prices at which we will sell them, or the amount of the proceeds that we will receive.

      We intend to add any proceeds that we receive to our general funds to be used for our general corporate purposes. These include:

      o     National Penn's working capital needs.

      o Possible additional investments in National Penn's direct and indirect subsidiaries.

      o Possible acquisitions of other financial institutions or their assets.

      o Possible acquisitions of, or investments in, other businesses of a type eligible for bank holding companies or national banks.

      o     Possible reduction in outstanding indebtedness.

      We may temporarily invest the proceeds in investment-grade securities. We have no specific plans for any proceeds. Our purpose in making the offering is to provide our shareholders with a convenient and automatic way to increase their ownership of National Penn common stock.

      From time to time, National Penn may engage in additional capital financings of a character and in amounts to be determined by National Penn in light of its needs at that time or times and in light of prevailing market conditions.


                                     EXPERTS
--------------------------------------------------------------------------------


      Our consolidated financial statements as of December 31, 2001 and 2000 and for the three years in the period ended December 31, 2001, incorporated in this prospectus by reference have been audited by Grant Thornton LLP, independent certified public accountants, whose report thereon appears therein, and in reliance upon the report of Grant Thornton LLP given upon the authority of the firm as experts in auditing and accounting.

                                  LEGAL MATTERS
--------------------------------------------------------------------------------


      The validity of the shares of National Penn common stock offered hereby is being passed upon by the law firm Ellsworth, Carlton, Mixell & Waldman, P.C., Wyomissing, Pennsylvania. As of May 17, 2002, attorneys in the law firm of Ellsworth, Carlton, Mixell & Waldman, P.C. own, directly or indirectly, a total of 1,670 shares of National Penn common stock.


                       WHERE YOU CAN FIND MORE INFORMATION
--------------------------------------------------------------------------------


      We file annual, quarterly and current reports, proxy and information statements, and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

      The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as National Penn, that file electronically with the SEC. The address of that site is www.sec.gov.

      In addition, you can read and copy this information at the regional offices of the SEC located at 233 Broadway, New York, New York 10279, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can also inspect reports, proxy and information statements, and other information about us at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

      We maintain an Internet site that contains information about us. The address of that site is www.nationalpennbancshares.com.

      We filed a registration statement with the SEC under the Securities Act of 1933, relating to the National Penn common stock offered under the Plan. This prospectus does not contain all of the information included in the registration statement. You will find additional information about us and our common stock in the registration statement. You may read and copy the registration statement at the SEC's public reference facilities described above.

      We incorporate by reference in this prospectus the following important business and financial information about National Penn that is not included in or delivered with this prospectus (SEC File No. 000-10957):

      o National Penn's Annual Report on Form 10-K for the year ended December 31, 2001.

      o     National Penn's Current Report on Form 8-K dated March 27, 2002.

      o     National Penn's Current Report on Form 8-K dated April 24, 2002.

      o National Penn's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

      o The description of National Penn common stock contained in National Penn's registration statement on Form 8-A dated February 24, 1983, and any amendment or report filed for the purpose of updating such description.

      o The description of National Penn's Shareholder Rights Plan contained in National Penn's registration statement on Form 8-A dated September 11, 1989, as amended by Amendment No. 1 dated August 21, 1999.

      We also incorporate by reference in this prospectus additional documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering of our common stock under the Plan.

      Any statement contained in this prospectus or in a document incorporated in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any later filed document which also is incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

      YOU MAY OBTAIN, AT NO COST, COPIES OF THE INFORMATION INCORPORATED BY REFERENCE IN THIS PROSPECTUS, UPON WRITTEN OR ORAL REQUEST. THE INSIDE FRONT COVER OF THIS PROSPECTUS CONTAINS INFORMATION ON HOW TO MAKE A REQUEST.


                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS
                         FOR SECURITIES ACT LIABILITIES
--------------------------------------------------------------------------------


      Pennsylvania law provides that a Pennsylvania corporation, such as National Penn, may indemnify, under circumstances provided by law, its directors, officers, employees and agents against liabilities and expenses they may incur. These circumstances could include indemnification for liabilities and expenses incurred in connection with claims arising under the Securities Act of 1933. National Penn has adopted provisions in its bylaws providing for indemnification of our directors, officers, employees, and agents, to the full extent permitted by Pennsylvania law.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling National Penn under the foregoing provisions, National Penn has been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                      ------------------------------------


      We have not authorized anyone to provide you with any information other than the information included in this prospectus and the documents to which we refer you. If someone gives you other information, please do not rely on it as being authorized by us.

      This prospectus has been prepared as of May 17, 2002. There may be changes in the affairs of National Penn after that date which are not reflected in this document.

      We are not offering, or soliciting an offer to buy, these shares in any jurisdiction where an offer or solicitation is not authorized or is illegal.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

Item 14.  Other Expenses of Issuance and Distribution

          SEC Registration Fees                                 $  -0-
          Blue Sky Fees                                            -0-
          Legal Fees and Expenses                               12,000 *
          Accounting Fees and Expenses                           2,000 *
          Printing Costs                                         2,000 *
          Postage and Handling Costs                             2,000 *
          Miscellaneous                                          1,000 *
                                                                ------

                   Total                                       $19,000 *
                                                                ======

          ----------------------
          *Estimated

Item 15.  Indemnification of Directors and Officers

         Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in these capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless the action or failure to act is determined by a court to have constituted recklessness or willful misconduct.

         Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of office as a director, and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

         The bylaws of the Registrant provide for (1) indemnification of directors, officers, employees and agents of the Registrant and of its subsidiaries, and (2) the elimination of a director's liability for monetary damages, to the full extent permitted by Pennsylvania law.

         Directors and officers are also insured against certain liabilities by an insurance policy obtained by the Registrant.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant under the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.  Exhibits

         The following exhibits are included with this Registration Statement:

Exhibit Number                                       Description

4.1               Articles  of  Incorporation,  as  amended,  of  National  Penn
                  Bancshares, Inc.

4.2               Bylaws,  as  amended,   of  National  Penn  Bancshares,   Inc.
                  (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated April 24, 2002, filed on April 29, 2002).

4.3 Amendment to Rights Agreement dated as of August 21, 1999, between the Registrant and National Penn Bank, as Rights Agent (including as Exhibit "A" thereto, the Rights Agreement dated as of August 23, 1989, between the Registrant and National Bank of Boyertown, as Rights Agent) (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated August 21, 1999, filed on August 26, 1999).

5                 Opinion of Ellsworth, Carlton, Mixell & Waldman, P.C., special
                  counsel  to  the   Registrant,   re:   Legality  and  Consent.
                  (Previously filed).

23.1 Consent of Grant Thornton LLP, independent certified public accountants.

23.2 Consent of Ellsworth, Carlton, Mixell & Waldman, P.C., special counsel to the Registrant, included in Exhibit 5. (Previously filed).

99.1 National Penn Bancshares, Inc. Dividend Reinvestment and Stock Purchase Plan (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated March 27, 2002, filed on April 8, 2002).

99.2 National Penn Bancshares, Inc. Authorization Form for Dividend Reinvestment and Stock Purchase Plan.

Item 17.  Undertakings

         The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The   undersigned   Registrant   hereby   undertakes   to  remove  from
registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-87549 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Boyertown, Commonwealth of Pennsylvania, on May 17, 2002.

                                        NATIONAL PENN BANCSHARES, INC.
                                        (Registrant)


                                        By/s/Wayne R. Weidner
                                          --------------------------------
                                             Wayne R. Weidner,
                                             Chairman, President and
                                             Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-87549 has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                   Title


/s/Gary L. Rhoads         Treasurer (Principal                May 17, 2002
------------------------- Financial and
Gary L. Rhoads            Accounting Officer)


/s/John H. Body           Director                            May 17, 2002
-------------------------
John H. Body


/s/J. Ralph Borneman, Jr. Director                            May 17, 2002
-------------------------
J. Ralph Borneman, Jr.


/s/Frederick H. Gaige     Director                            May 17, 2002
-------------------------
Frederick H. Gaige


/s/John W. Jacobs         Director                            May 17, 2002
-------------------------
John W. Jacobs


/s/Lawrence T. Jilk, Jr.  Director                            May 17, 2002
-------------------------
Lawrence T. Jilk, Jr.

/s/Frederick P. Krott     Director                            May 17, 2002
-------------------------
Frederick P. Krott


/s/Patricia A. Langiotti  Director                            May 17, 2002
-------------------------
Patricia A. Langiotti


/s/Kenneth A. Longacre    Director                            May 17, 2002
-------------------------
Kenneth A. Longacre


/s/Glenn E. Moyer         Director                            May 17, 2002
-------------------------
Glenn E. Moyer


/s/Robert E. Rigg         Director                            May 17, 2002
-------------------------
Robert E. Rigg


/s/C. Robert Roth         Director                            May 17, 2002
-------------------------
C. Robert Roth


/s/Wayne R. Weidner       Director, Chairman,                 May 17, 2002
------------------------- President and Chief
Wayne R. Weidner          Executive Officer
                          (Principal Executive
                          Officer)

                                  EXHIBIT INDEX

Exhibit Number                              Description

4.1               Articles  of  Incorporation,  as  amended,  of  National  Penn
                  Bancshares, Inc.

4.2               Bylaws,  as  amended,   of  National  Penn  Bancshares,   Inc.
                  (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated April 24, 2002, filed on April 29, 2002).

4.3 Amendment to Rights Agreement dated as of August 21, 1999, between the Registrant and National Penn Bank, as Rights Agent (including as Exhibit "A" thereto, the Rights Agreement dated as of August 23, 1989, between the Registrant and National Bank of Boyertown, as Rights Agent) (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated August 21, 1999, filed on August 26, 1999).

5                 Opinion of Ellsworth, Carlton, Mixell & Waldman, P.C., special
                  counsel  to  the   Registrant,   re:   Legality  and  Consent.
                  (Previously filed).

23.1 Consent of Grant Thornton LLP, independent certified public accountants.

23.2 Consent of Ellsworth, Carlton, Mixell & Waldman, P.C., special counsel to the Registrant, included in Exhibit 5. (Previously filed).

99.1 National Penn Bancshares, Inc. Dividend Reinvestment and Stock Purchase Plan (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated March 27, 2002, filed on April 8, 2002).

99.2 National Penn Bancshares, Inc. Authorization Form for Dividend Reinvestment and Stock Purchase Plan.